UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 8, 2026, the Board of Directors (the “Board”) of FedEx Corporation (“FedEx” or the “Company”) elected Mark A. Edmunds as a director, effective immediately. The Board also appointed Mr. Edmunds as Chair of its Audit and Finance Committee and member of its Cyber and Technology Oversight Committee. A copy of FedEx’s press release announcing Mr. Edmunds’ election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Edmunds was elected for a term expiring at the FedEx annual meeting of stockholders in 2026, at which time his continued Board service will be subject to renomination and stockholder approval.

The Board has determined that Mr. Edmunds is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more stringent standards for determining director independence. There have been no transactions since the beginning of FedEx’s last fiscal year, and there are no currently proposed transactions, in which FedEx was or is to be a participant and in which Mr. Edmunds or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Edmunds was not pursuant to any arrangement or understanding between him and any other person.

Mr. Edmunds will be compensated in accordance with the previously disclosed compensation program for FedEx’s non-management (outside) directors. Accordingly, he will receive restricted stock units having a prorated target value of $60,450 and a prorated annual retainer payment of $43,400, and a prorated Audit and Finance Committee Chair payment of $9,300 upon his election to the Board.

Resignation of Director

On June 8, 2026, the Board, upon the recommendation of the Board’s Governance, Safety, and Public Policy Committee, accepted Silvia Davila’s resignation as a member of the Board, effective as of such date. Ms. Davila tendered her offer to resign from the Board in connection with a change in her principal employment, as required by the Company’s Corporate Governance Guidelines and subject to the Board’s acceptance. Ms. Davila’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operation, policies, or practices.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated June 8, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 8, 2026	By:	/s/ Gina F. Adams
	Name:	Gina F. Adams
	Title:	Executive Vice President, General Counsel and Secretary